Exhibit 3.1(a)
                              ARTICLES OF AMENDMENT
                        TO THE ARTICLES OF INCORPORATION
                                       OF
                             TINGLEFOOT MINING, INC.

     Pursuant to the Provisions of Section 16e-lOa-1006 of the Utah Revised Business Corporations Act, Tinglefoot Mining, Inc., hereby adopts the following amendments to its Articles of Incorporation.

                          AMENDMENT - ARTICLE I - NAME

A. Article I - Name

     The name of the company is amended to: Mexico Investment Corporation (12/20/95 as per Bob Bryson)

B. Article IV - Capitalization

     Article IV of the Company's Articles of Incorporation was amended to read as follows:

     Aticle IV -  Capitalization.  The  aggregate  number  of  shares  which the corporation shall have the authority to issue is fifty million (50,000,000) shares of $.00l per share par value common stock. All voting rights of the corporation shall be exercised by the holders of the common stock, with each share of the common stock being entitled to one vote. Cumulative voting will not be allowed. All shares of common stock shall equal rights in the event of dissolution.

     Effective November 22, 1995, the shareholders approved a 1 for 40 reverse split of the then outstanding shares of $0.001 par value common stock.

                             Adoption of Amendments

     The above amendments to the Articles of Incorporation of Tinglefoot Mining, Inc. were duly adopted by the shareholders of the corporation at a meeting held November 22, 1995 in the manner prescribed the Utah Revised Corporation Act as follows:

Voting Group      Shares           Number of        Undisputed Number of
Designation       Outstanding      Votes Allowed    Votes Represented
------------      -----------      -------------    --------------------
Common Stock      18,540,000        18,540,000      13,574,147

     The Shareholders voted as follows on such amendments:

Voting Group      Votes for         Votes Against
Designation       Amendments        Amendments
------------      ----------        -------------
Common Stock      13,574,147        -0-


The number of shares cast for approval of the amendments by the voting group was sufficient for approval of the aforementioned amendments by the group.

     In witness whereof, the undersigned president and secretary, having been thereto duly authorized, have executed the foregoing Articles of Amendments to the Articles of Incorporation for the corporation this 22nd day of November, 1995.

                                          Tinglefoot Mining, Inc.

                                          /s/
                                          -----------------------------------
                                          President

                                          /s/
                                          -----------------------------------
                                          Secretary

Notary:

[SEAL]

STATE OF California

COUNTY OF San Diego

     On 12/14/95 Linda Everett and Michael Sunstein personally appeared before me, a notary public, who acknowledged that they executed the above instrument.


                                          /s/ Nancy Lower
                                          -----------------------------------
                                          Singature of Notary

                                                                  Exhibit 3.1(b)
                             ARTICLES OF AMENDMENT
                        TO THE ARTICLES OF INCORPORATION
                                       OF
                          MEXICO INVESTMENT CORPORATION

     Pursuant to the Provisions of Section 16e-lOa-1006 of the Utah Revised Business Corporations Act, Mexico Investment Corporation hereby adopts the following amendment to its Articles of Incorporation.

                          AMENDMENT - ARTICLE I - NAME

A. Article I - Name

     The name of the company is amended to: Baja Pacific International, Inc.

                              Adoption of Amendment

     The above amendment to the Articles of Incorporation of Mexico Investment Corporation were duly adopted by the shareholders of the corporation at a meeting held February 22, 1996 in the manner prescribed the Utah Revised Corporation Act as follows:

Voting Group      Shares           Number of         Undisputed Number of
Designation       Outstanding      Votes Allowed     Votes Represented
------------      -----------      -------------     --------------------
Common Stock      463,500          463,500           333,720

     The Shareholders voted as follows on such amendments:

Voting Group      Votes for Amendments      Votes Against
Designation                                 Amendments
------------      --------------------      -------------
Common Stock      333,720                   -0-

     The number of shares cast for approval of the amendment by the voting group was sufficient for approval of the aforementioned amendment by the group.

     In witness whereof, the undersigned president and secretary, having been thereto duly authorized, have executed the foregoing Articles of Amendment to the Articles of Incorporation for the corporation this 22nd day of February, 1996.



Notary:

[SEAL]

STATE OF California

COUNTY OF San Diego

     On February 27, 2996, personally appeared before me, a notary public, who acknowledged that Linda Everett and Michael Sunstein executed the above instrument.


                                           /s/ Nancy Lower
                                           -----------------------------------
                                           Signature of Notary

                                                                  Exhibit 3.1(c)
                              ARTICLES OF AMENDMENT
                        TO THE ARTICLES OF INCORPORATION
                                       OF
                        BAJA PACIFIC INTERNATIONAL, INC.


     Pursuant to the provisions of Utah Code Ann. Section 16-lOa-1006 Baja Pacific International, Inc.(the "Corporation") hereby adopts the following Aftcles of Amendment to it Articles of Incorporation.


     I. Name. The name of the Corporation is Baja Pacific International, Inc.

     II. Amendment. Article I of the Corporation's Articles of Incorporation is hereby amended to change the name of the Corporation to Taig Ventures, Inc.

     III. Shares. The aggregate number of shares which the Corporation shall have authority to issue is fifty million (50.000,000) shares of $.001 per share par value common stock.

     IV. Amendment. Article IV of the Corporation's Articles of Incorporation is hereby amended to read as follows:

     Article IV - Shares. The authorized capital of the Corporation includes 100,000,000 shares of common stock without par value, 100000 Class A Preferred shares with a par value of $1.00; and 10,000,000 Class B Preferred shares with a par value of $1.00.

     V. Date of Adoption. The foregoing amendments were adopted at a joint special meeting of the shareholders and directors of the Corporation held on April 30, 1998.

     VI. Adoption of Amendments by Shareholders. There were 463,500 shares of the Corporation's common stock outstanding and entitled to one vote each to approve or disapprove the adoption of the above amendments at the referenced meeting of the shareholders. Of these shares, 333,720, shares were indisputably represented at the meeting of the shareholders and 333,720 of these shares voted in favor of the amendments and 0 shares were voted against the amendments, The number of shares cast for approval of the amendments by the voting group was sufficient for approval of the adoption of the amendments.

         Dated this 30th day of April, 1998

BAJA PACIFIC 1NTERNATIONAL, INC.

/s/ Shane Kennedy
-------------------------------------
By Shane Kennedy, Its President